LICENSE AGREEMENT

         This License Agreement is made and entered into as of the 27th day of October, 2000, by and between Moviesonline, Inc., a Nevada corporation ("Movies"), and Merit Studios, Inc., a Delaware corporation ("Merit") upon the following:

                                    Premises

         WHEREAS, Merit is the owner of a proprietary data compression technology known as the "WormHole Technology" that permits computer data to be compressed, to a significant degree, from its original size and that can only be uncompressed by a person possessing the exact version of WormHole that was used to create the file; and

         WHEREAS, Merit has developed a proprietary system that utilizes the WormHole Technology to deliver video (and other content), on demand and in a secure format, by downloading the content from a central server through regular telephone lines to the end user's set-top box or computer, where the content is uncompressed and displayed on a standard television/monitor in DVD-like quality (MPEG4) (the "WormHole Video System"); and

         WHEREAS, Movies desires to obtain from Merit and Merit desires to grant to Movies an exclusive license to use and sell the WormHole Video System on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants to be performed and benefits to be received hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Movies and Merit agree as follows:

                                    Agreement

         1. Grant of License. Merit hereby grants Movies an exclusive license for a period of two years from the date of this Agreement to use and sell, and to sublicense others to use and sell, the WormHole Video System in any and all countries in the world. Following the expiration of the initial two-year period referred to above, Movies' exclusive license shall be extended for additional and consecutive periods of one year each (the "Exclusive Extension Periods"); provided, that Movies must enter into at least three sublicense agreements for the WormHole Video System during each Exclusive Extension Period. If Movies fails to enter into at least three sublicense agreements by the last day of any Exclusive Extension Period, Merit may, upon written notice to Movies, cause Movies' license to the WormHole Video System to become non-exclusive, in which event Merit may thereafter grant non-exclusive licenses to the WormHole Video System to third parties. In such event, Movies' license to the WormHole Video System shall continue on a non-exclusive basis during the remaining term of this Agreement.

         2. Term. The term of this Agreement shall commence with the date hereof and continue in effect for a period of five years; provided, that upon the expiration of the original term, this Agreement shall automatically be renewed for successive additional terms of one year each unless either party provides written notice of termination to the other party at least 60 days prior to the expiration of the original term or any such extended term.

         3. License Fees. Movies shall make the following payments to Merit in the amounts and at the times indicated as payment for the license granted to Movies hereunder:

         (a) Two Hundred Fifty Thousand Dollars ($250,000) in cash, payable $50,000 on the date of this Agreement and $200,000 on or before January 1, 2001.

         (b) Ten Cents ($0.10) for each item of content (video or otherwise) delivered by Movies through the WormHole Video System to end users as long as the gross revenue to Movies from such transaction is $1.00 or more (the "Per Transaction Royalty"). The Per Transaction Royalty shall be paid by Movies to Merit on a monthly basis within 10 days following the end of the month in which the Per Transaction Royalty was earned. Each payment of the Transaction Royalty shall be accompanied by a statement setting forth the data and information used to calculate the Per Transaction Royalty and showing the manner of calculation.

         (c) 50% of all amounts received by Movies from the sale of sublicenses of the WormHole Video System to sublicensees. Such license fees shall be paid by Movies to Merit on a monthly basis within 10 days following the end of the month for which the license fees are being paid

         4. Obligations of Merit. Merit shall provide the following:

         (a) Merit shall design, build, install and load, as appropriate, the initial server and the other components and items of equipment (other than the set-top boxes) necessary for Movies to operate the WormHole Video System. This equipment is described as a server with one gigabyte of RAM, dual 800 megahertz processor, Intel Pentium Processor, and 480 gigabytes of hard drive space. Connected to the server will be a 25 dial-up modem box. Such actions shall be completed and the WormHole Video System shall be fully operational on or before January 1, 2001. Such items shall be provided at no additional charge to Movies.

         (b) Merit shall utilize its WormHole Technology to compress the movies and other content to be provided by Movies through the WormHole Video System. Merit shall compress the first 500 feature-length films provided to it by Movies for a charge of $1,000 per film, one-half of this per film charge shall be paid when the film products are delivered to Merit for compression with the balance due upon completion. Thereafter, Merit may increase its per film compression charges if necessary to provide it with the profit margin anticipated by the parties but such charges shall in no event exceed $1,500 per feature length film. The first 500 films shall be compressed by Merit as soon as reasonably practicable with a goal of having all 500 films compressed and ready for use with the WormHole Video System which shall be completed by January 1, 2001. Thereafter, compression services shall be performed by Merit as requested by Movies with new releases being completed within the time periods dictated by the competitive window prevailing in the video industry. The compression charges for content other than films shall be mutually agreed to by Merit and Movies based on the size of the content file (relative to a film file) and the time it takes Merit to compress the file (relative to the time it takes Merit to compress a film file).

         (c) Merit shall design an Internet web page for use by Movies in connection with the WormHole Video System and shall assign to Movies all its right, title and interest in the domain name "TVWEBB." Such items shall be provided to Movies at no additional charge.

         (d) Merit shall assist Movies in developing and interfacing a billing system and content catalog system for use in connection with the WormHole Video System. Such items shall be provided to Movies at no additional charge.

         (e) Merit shall cause to be delivered to Movies 1,000,000 restricted shares of Merit common stock at no additional charge to Movies.

         5. Obligations of Movies. Movies shall provide the personnel to operate and market the WormHole Video System and shall obtain all clearances or licenses as required for the lawful use of the content provided by Movies for use with the WormHole Video System, including without limitation the clearances or licenses required for Merit to compress the content using its WormHole Technology, and any clearances or licenses required for the delivery of content to the end user of the WormHole Video System.

           6. System Functions. Attached hereto as Exhibit "A" and incorporated herein by reference is a description of the WormHole Video System, including its design and functions. Merit represents and warrants that the WormHole Video System will perform in the manner described in Exhibit A and that the WormHole Video System will allow an end user to download a compressed, full length feature film file in less than one minute and to decompress such file for viewing in less than 30 minutes. If at any time during the term of this Agreement, the WormHole Video System should fail to function in the manner described in Exhibit A, Merit agrees to immediately take all steps as may be necessary to remedy the problem and cause the system to perform in accordance with such description.

         7. Preserving Rights to Content. Merit shall not have any right whatsoever in or to the content provided by Movies to end users through the WormHole Video System, including but not limited to, the right to use, copy, or demonstrate such content. Merit acknowledges and agrees that any and all such content shall be and remain the sole and exclusive property of Movies or other persons holding the rights to such content and Merit shall take all necessary precautions to protect the confidentiality of such content. To the extent reasonably required by the studios, distributors, and other owners of content as a condition precedent to permitting such content to be compressed by Merit, Merit agrees to enter into agreements with such content owners containing reasonable provisions to the foregoing effect.

         8. Audit Rights. Movies agrees to allow an independent certified public accountant selected by Merit and reasonably acceptable to Movies, which accountants shall not be compensated on a contingency basis and shall be bound to keep all information confidential except as necessary to disclose discrepancies to Merit, to audit and analyze relevant accounting records of Movies to ensure compliance with all terms of this Agreement. Any such audit shall be permitted within thirty (30) days of Movies' receipt from Merit of a written request to audit, during normal business hours, at a time mutually agreed upon. The cost of such an audit shall be borne by Merit unless a material discrepancy is found, in which case the cost of the audit shall be borne by Movies. A discrepancy shall be deemed material if it involves a payment or adjustment of more than five percent (5%) of the amount actually due from Movies in any given quarter. Audits shall occur no more frequently than once per calendar year and shall not interfere unreasonably with Movies' business activities and shall be conducted in Movies' facilities during normal business hours on reasonable notice. An audit may cover any period; provided that: (i) the period has not been previously audited; and (ii) the period under audit is within a two-year period immediately preceding the commencement of the audit. Movies shall promptly reimburse Merit for the amount of any discrepancy arising out of such audit, which indicates that Merit is owed amounts hereunder as well as the costs of the audit, if applicable, as provided above.

         9. Scope of License. The exclusive license granted in this Agreement shall be exclusive both as to Movies acting in its own name or for its own account, and as to any third parties that may be licensed or otherwise acting under authority of Movies. Specifically, but not by way of limitation of the foregoing, Merit agrees that as long as the license granted to Movies under this Agreement is exclusive, Merit will not in its own name or for its own account, nor will it authorize any third party, to sell, lease, license or otherwise market or sell the WormHole Video System anywhere in the world, nor will Merit use its WormHole Technology to provide compression services for content that would be competitive with the WormHole Video System.

         10. Indemnification. Each party (the "Indemnifying Party") shall defend, indemnify and hold harmless the other party (the "Indemnified Party") and its agents, officers, board members and employees from and against any and all claims, damages, losses and expenses (including reasonable attorney's fees) for claims caused by (i) violation by the Indemnifying Party of any state, federal or other governmental license or regulations, and (ii) violation by the Indemnifying Party of any third party proprietary rights (including without limitation, patent, copyright, trade secret and trademark rights); and (iii) damages to property, injury or death to persons or for any other damage arising due to the active or passive negligence of the indemnifying party.

         11. Infringement. Merit represents and warrants that it is not aware of any patent, copyright, trade secret or other property right of any third party that would be infringed or violated by the development, manufacture, use or sale of the WormHole Video System. In the event that any such infringement or violation is alleged by any third party against Movies, Merit agrees to indemnify and hold Movies harmless from and against all damages, claims and liabilities arising in connection therewith and Movies agrees to cooperate with Merit in the defense of such alleged infringement or violation. Movies shall promptly notify Merit of any such claim of infringement or violation. Movies shall refrain from making any admission of liability or from settling such claim without the prior written consent of Merit.

         Merit shall promptly and decisively assert its patent or other intellectual property rights against any third party infringer who is making, using or selling a device that infringes on any of the intellectual property rights pertaining to the WormHole Video System. Movies shall promptly notify Merit of any such infringing activity of which it becomes aware.

         12. Termination. This Agreement may be terminated:

         (a) By either party if the other party should be in default in the material terms or provisions this Agreement, and such defaulting party fails to cure such default within thirty (30) days following written notice thereof from the non-defaulting party;

         (b) By either party, if the other party makes a general assignment for the benefit of creditors suffers or permits the appointment of a receiver for its business or assets, files, or has filed against it, an action under any state insolvency or similar law for the purpose of seeking its bankruptcy, reorganization, or liquidation, which action is not discharged within sixty (60) days of such filing; enters an order for relief under the Bankruptcy Code, or has its business affairs wound up or liquidated, voluntarily or involuntarily.

         13. Confidentiality. Confidential Information means all proprietary data, concepts, projections, strategies, client lists, marketing plans, designs, processes, methods of operation, innovations, and other information pertaining to the business operations and other activities of Merit and Movies, respectively. Each party shall, during the term of this Agreement use the Confidential Information disclosed or provided by the other party, whether orally, written, by demonstration, in models or otherwise, only as permitted under this Agreement and shall maintain all such Confidential Information in confidence and shall not disclose or divulge such Confidential Information to any third party or to any of its own personnel not having a need to know such information, provided that the parties have informed their respective personnel of the parties' obligations under this Section 13, and provided further that each third party to whom such disclosure is made shall have entered into a non-disclosure agreement the terms of which require such third party to maintain the confidentiality of the Confidential Information. Notwithstanding the foregoing, a party shall not be liable for disclosure of any such Confidential Information which:

         (a) can be demonstrated by reasonable documentary evidence to have been in the possession of such party prior to receipt from the other party, provided that the source of such information was not known to the receiving party to be bound by a confidentiality agreement with or other contractual or fiduciary obligation of confidentiality to the delivering party or any other person with respect to such information;

         (b) is or becomes part of the public domain other than through an act or omission attributable to employees or agents of the receiving party; or

         (c) is or is made available to the receiving party by a third party unaffiliated with the delivering party and which has no obligation to the delivering party in respect thereof.

Upon the termination of this Agreement, each party agrees to promptly return to the other all Confidential Information provided by the other party hereunder, and all copies thereof, in its possession.

         14. Notices. Any notice, consent, approval, request, authorization, direction or other communication under this Agreement ("Notice") that is required to be given in writing will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile;
(ii) on the delivery date if delivered personally to the party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. Such notices shall be addressed as follows:

                      If to Merit:      Michael John
                                        President
                                        Merit Studios, Inc.
                                        1930 Village Center Circle
                                        PMB #402, Suite 3
                                        Las Vegas, Nevada 89134

                      If to Movies:     Jerry Romney, Jr.
                                        President
                                        Moviesonline, Inc.
                                        P.O. Box 4108
                                        136 Heber Avenue, Suite 209
                                        Park City, Utah  84060


or at such other address as any of the parties hereto may specify by notice to the other parties hereto in accordance with this Section 9.5.

         15. Assignment. None of the rights or obligations under this Agreement shall be assignable by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. The entry by Movies into a corporate reorganization in which the Movies' shareholders retain control of the surviving company shall not be deemed to constitute an assignment of this Agreement requiring the consent of Merit.

         16. No Partnership. No agency, partnership, joint venture, or employment is created as a result of this Agreement and neither party nor its agents shall have any authority of any kind to bind the other party in any respect whatsoever.

         17. Governing Law. This Agreement shall be deemed to have been entered into, and shall be construed and enforced in accordance with the laws of the State of Utah.

         18. Expenses of Legal Proceedings. If any action, suit or proceeding is brought by a party with respect to a matter or matters governed by this Agreement, all costs and expenses of the prevailing party incurred in connection with such proceeding, including reasonable attorneys' fees, shall be paid by the nonprevailing party.

         19. Severability. If any provision of this Agreement is or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

         20. Waiver. No waiver of any right under this Agreement shall be effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future breach or failure or of any other right arising under this Agreement.

         21. Section Headings. The headings of the sections contained herein are for convenience only and are not deemed to limit or construe the contents thereof.

         22. Authorization. Each person signing this Agreement on behalf of the corporate party represents and warrants that he or she is a duly authorized and acting officer of the corporation on whose behalf he or she is signing, that the corporation has full power and authority to execute and enter into this Agreement, and that this Agreement has been duly and validly authorized and approved by the board of directors of the corporation in accordance with its charter, governing instruments and the provisions of applicable law.

         23. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by duly authorized representatives of both parties hereto.

         24. Binding Effect. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall bind the respective legal representatives, successors and assigns of the parties.

         IN WITNESS HEREOF, Merit and Movies have caused this Agreement to be duly executed as of the date first written above.

                                    Merit:      Merit Studios, Inc.
                                                A Delaware Corporation


                                                By /s/ Michael John
                                                   --------------------
                                                   Michael John
                                                   President

                                    Movies:     Moviesonline, Inc.
                                                A Nevada Corporation


                                                By /s/ Jerry Romney
                                                   --------------------
                                                   Jerry Romney
                                                   President